                                                                  Exhibit 99

[ZOLTEK logo]


FOR IMMEDIATE RELEASE                              NASDAQ NMS SYMBOL:  "ZOLT"
---------------------                              ------------------  ------

              ZOLTEK REPORTS STRONG CARBON FIBER GROWTH IN 2004

         ST. LOUIS, MISSOURI -- DECEMBER 29, 2004 -- Zoltek Companies, Inc. today reported a significant increase in revenues and improved results of continuing operations for fiscal 2004, accompanied by a sharply improved outlook in its core carbon fiber business.

         For fiscal 2004, ended September 30, Zoltek reported net sales of $45.3 million, up 15%, or $5.9 million, from $39.4 million in fiscal 2003. Strategic carbon fiber sales increased 40%, or $5.2 million, from $13.2 million in fiscal 2003. Zoltek reported an operating loss from continuing operations of $5.5 million, a decrease from the loss of $9.4 million in fiscal 2004.

         Despite significant improvement in the core carbon fiber business in fiscal 2004, Zoltek's net loss for the fiscal year increased 7%, or $1.1 million, due primarily to two factors. First, the increase in the loss of discontinued operations of $5.8 million for fiscal 2004 compared to a loss of $3.6 million in fiscal 2003 related to exiting non-core, underperforming businesses - the nylon fiber and acrylic textile divisions of its Hungarian subsidiary. Second, the company reported a non-cash expense of approximately $1.8 million to reflect the amortization of warrants issued as part of a refinancing package.

         "The principal challenge for Zoltek today is no longer one of proving our concept or strategy," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "The commercialization of low-cost, high-performance carbon fibers in new markets outside of aerospace is clearly happening - with wind energy as the first big breakthrough application. Now our challenge is one of execution and ramping up to meet the fast-growing demands of an established base of customers."

         In recent weeks, Zoltek has announced a major long-term supply contract for carbon fibers and carbon fiber material with Vestas of Denmark, the world leader in the manufacture of wind turbines and the rotor blades that power them.

         In 2004 Zoltek re-started the first of five continuous carbon fiber production lines installed at its Abilene, Texas plant. The company expects to have all five operating in the first half of its current fiscal year and is planning to add two new lines later in fiscal 2005 at its Hungarian operation and to substantially increase its capacity again in fiscal 2006, all in response to customer demand.


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[ZOLTEK logo]

Zoltek Reports Strong Carbon Fiber Growth in 2004
Page 2
December 29, 2004


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         Zoltek Companies, Inc. will host a conference call to review fourth quarter/fiscal year-end 2004 results and answer questions on Tuesday, January 4, 2005, at 10:00 am CT. The conference dial-in number is (719) 457-2649. The confirmation code is 544590. Individuals who wish to participate should dial in five minutes prior to the scheduled start time.


                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber Business Unit is primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit, which the Company is pursuing plans to exit, markets acrylic fibers, nylon products and industrial materials.


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[ZOLTEK logo]
Zoltek Reports Strong Carbon Fiber Growth in 2004
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December 29, 2004

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
                                               ZOLTEK COMPANIES, INC.
                                             SUMMARY FINANCIAL RESULTS
                                    (Amounts In Thousands Except Per Share Data)
                                                    (Unaudited)

                                                                                            Three Months Ended
                                                                                               September 30
                                                                                          2004             2003
                                                                                      ----------------------------
Net sales.............................................................................$    12,299       $   10,054
Cost of sales, excluding available unused capacity costs..............................     10,482            9,773
Available unused capacity costs.......................................................        824            1,478
Application and development costs.....................................................        780              784
Operating loss from continuing operations.............................................       (866)          (3,127)
Interest, amortization of financing cost and other expense............................      1,750             (174)
Income tax expense....................................................................        141              477
Net loss from discontinued operations.................................................     (2,906)            (908)
Net loss..............................................................................     (5,663)          (4,338)
Net loss per share:
      Basic and diluted loss per share from continuing operations.....................$     (0.17)      $    (0.21)
                                                                                      -----------       ----------
          Total net loss..............................................................$     (0.34)      $    (0.27)
                                                                                      ===========       ==========
Weighted average common and
  common equivalent shares outstanding................................................     16,429           16,307

                                                                                             Fiscal Year Ended
                                                                                               September 30
                                                                                          2004             2003
                                                                                      ----------------------------
Net sales.............................................................................$    45,273       $   39,405
Cost of sales, excluding available unused capacity costs..............................     37,687           33,181
Available unused capacity costs.......................................................      4,657            5,716
Application and development costs.....................................................      3,070            3,453
Operating loss from continuing operations.............................................     (5,485)          (9,443)
Interest, amortization of financing cost and other expense............................      4,990            1,951
Income tax expense....................................................................        434              535
Net loss from discontinued operations.................................................     (5,828)          (3,673)
Net loss..............................................................................    (16,737)         (15,602)
Net loss per share:
      Basic and diluted loss per share from continuing operations.....................$     (0.67)      $    (0.73)
                                                                                      -----------       ----------
           Total net loss.............................................................$     (1.02)      $    (0.96)
                                                                                      ===========       ==========
Weighted average common and
  common equivalent shares outstanding................................................     16,372           16,307



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